                                State of Delaware

                        Office of the Secretary of State
                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

     "CASDIM INTERNATIONAL SYSTEMS, INC.", A COLORADO CORPORATION,

     WITH AND INTO CASDIM DELAWARE, INC. UNDER THE NAME OF "CASDIM INTERNATIONAL SYSTEMS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FIFTH DAY OF APRIL, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.








                                            /s/ Edward J. Freel
                                            -------------------
                                            Edward J. Freel, Secretary of State

2660359           8100M                     AUTHENTICATION:      8443613

971137542                                              DATE:      04-30-97

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       of
                       CASDIM INTERNATIONAL SYSTEMS, INC.
                            (a Colorado corporation)
                                      into
                              CASDIM DELAWARE, INC.
                            (a Delaware corporation)

                Under Section 253 of the General Corporation Law
                            of the State of Delaware
                            ------------------------

It is hereby certified that:

     1. Casdim International Systems, Inc. (hereinafter called the "Corporation") is a corporation of the State of Colorado, the laws of which permit a Colorado corporation to merge with a corporation of another jurisdiction.

     2. The Corporation, as the owner of all of the outstanding shares of the common stock, par value $.01 per share, of Casdim Delaware, Inc. (the only authorized class of the stock of Casdim Delaware, Inc.), hereby merges itself into Casdim Delaware, Inc., a corporation of the State of Delaware (the "Surviving Corporation").

     3. The following resolutions were adopted on the 6th day of September, 1996, by the Board of Directors of the Corporation to merge the Corporation into the Surviving Corporation:

                   RESOLVED, that Casdim International Systems, Inc., a Colorado corporation (the "Corporation "), be merged into Casdim Delaware, Inc. (the "Surviving Corporation"), which thereafter shall possess all the rights, privileges, powers and franchises of the Corporation, as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of the Corporation, and that the Surviving Corporation assume all of the debts, duties, liabilities and obligations of the Corporation, all pursuant to Sections 253 and 259 of the General Corporation Law of the State of Delaware and Sections 7-111-104 and 7-111-106 of the Business Corporation Act of the State of Colorado.

                   RESOLVED, that upon the effective date of the said merger, the name of the Surviving Corporation shall be changed to Casdim International Systems, Inc.

                   RESOLVED, that the terms and conditions of the said merger, are set forth in the annexed Plan of Merger, which is hereby adopted and approved.

                   RESOLVED, that the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of Colorado, and by laws of any other appropriate jurisdiction, and will cause to be performed all necessary acts within the State of Delaware, the State of Colorado and in any other appropriate jurisdiction.

     4. The proposed merger herein certified has been adopted, approved, certified, executed, and acknowledged by the Corporation in accordance with the laws under which it is organized.

Executed on April 21, 1997

                                         CASDIM INTERNATIONAL SYSTEMS, INC.


                                         By: /s/Yehuda Shimshon
                                         ----------------------
                                             Yehuda Shimshon
                                             Chairman of the Board and President

                                 PLAN OF MERGER


     PLAN OF MERGER adopted by Casdim International Systems, Inc., a business corporation organized under the laws of the State of Colorado, by resolution of its Board of Directors on August 6, 1996, and adopted by Casdim Delaware, Inc., a business corporation organized under the laws of Delaware, by resolution of its Board of Directors on September 6, 1996. The names of the corporations planning to merge are Casdim International Systems, Inc., a business corporation organized under the laws of the State of Colorado ("Casdim Colorado"), and Casdim Delaware, Inc., a business corporation organized under the laws of Delaware. The name of the surviving corporation into which Casdim Colorado plans to merge is Casdim Delaware, Inc.

     1. Casdim Colorado and Casdim Delaware, Inc. shall, pursuant to the provisions of the Colorado Business Corporation Act and pursuant to the laws of Delaware, the jurisdiction of organization of Casdim Delaware, Inc., be merged with and into a single corporation, to wit, Casdim Delaware, Inc., which shall be the surviving corporation at the effective time and date of the merger and which is sometimes hereinafter referred to as the "surviving corporation," and which shall continue to exist as said surviving corporation under the name of Casdim International Systems, Inc. pursuant to the provisions of the laws of Delaware. The separate existence of Casdim Colorado, which is sometimes hereinafter referred to as the "non-surviving corporation," shall cease at the effective time and date of the merger in accordance with the provisions of the Colorado Business Corporation Act.

     2. The certificate of incorporation of the surviving corporation immediately prior to the merger will continue to be the certificate of incorporation of said surviving corporation after the merger, and said certificate of incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

     3. The bylaws of the surviving corporation immediately prior to the merger will continue to be the bylaws of said surviving corporation after the merger, and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

     4. The directors and officers in office of the surviving corporation at the effective time and date of the merger will continue to be the directors and officers of the surviving corporation after the merger, all of whom shall hold their respective offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

     5. Each issued share of the non-surviving corporation immediately before the effective time and date of the merger shall be converted into one share of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued at the effective time and date of the merger shall continue to represent one issued share of the surviving corporation.

     6. This Plan of Merger shall be submitted to the shareholders of the non-surviving corporation in the manner prescribed by the provisions of the Colorado Business Corporation Act and of the laws of the jurisdiction of organization of the surviving corporation.

     7. In the event that this Plan of Merger shall have been approved by the shareholders entitled to vote of the non-surviving corporation in the manner prescribed by the provisions of the Colorado Business Corporation Act and of the laws of the jurisdiction of organization of the surviving corporation, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Colorado and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

     8. The Board of Directors and the proper officers of the non-surviving corporation and the Board of Directors and the proper officers of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

                                State of Delaware

                        Office of the Secretary of State
                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CASDIM DELAWARE, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF SEPTEMBER, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.









                                            /s/ Edward J. Freel
                                            -------------------
                                            Edward J. Freel, Secretary of State

2660359    8100                             AUTHENTICATION:      8095406

960258854                                             DATE:     09-09-96

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CASDIM DELAWARE, INC.


     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     Section 1. Name. The name of the corporation is Casdim Delaware, Inc. The corporation is hereinafter referred to as the "Corporation."

     Section 2. Registered Office and Agent. The address, including street, number city and county, of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     Section 3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     Section 4. Stock. The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000 shares, consisting of one class of Common Stock of the par value of $.01 per share.

     (a) Voting Power. Each issued and outstanding share of Common Stock of the Corporation shall at all times entitle the holder of record thereof to one vote per share on all corporate matters.

     (b) Actions Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of the holders of Common Stock of the Corporation may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented to such action in writing. Effective upon and after the closing of a Public Offering, corporate action required to be taken at any annual or special meeting of the holders of Common Stock of the Corporation may not be taken by written instrument in lieu of such a meeting. Any such attempted corporate action by written consent of the holders of Common Stock of the Corporation in lieu of a meeting after the closing of a Public Offering is prohibited and shall be null and void.

     Section 5. Incorporator. The name and mailing address of the incorporator are as follows:

       Name                         Address

       Steven J. Glusband           c/o Carter, Ledyard & Milburn
                                    Two Wall Street
                                    New York, New York 10005

     Section 6. Perpetual Existence. The Corporation is to have perpetual existence.

     Section 7. Board of Directors. The Corporation shall have a Board of Directors; each member of the Board to hold office until the annual meeting of stockholders for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death or resignation. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. All other provisions concerning the election, term and proceedings of the directors of the Corporation shall be as set forth from time to time in the By-Laws of the Corporation.

     Section 8. By-Laws. Except as otherwise provided in the By-Laws, the By-Laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

     Section 9. Indemnification. Except in the case of willful misconduct, the Corporation shall indemnify from and against any and all expenses, liabilities or other matters, each director, officer, employee and agent (provided that, in the case of agents, the Corporation shall indemnify only those agents whom the Board of Directors shall determine, before or after their engagement, shall be afforded the protection of this indemnification provision) of the Corporation who is a natural person, such person's heirs, executors and administrators
(whether or not natural persons) and all other natural persons whom the Corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware whom the Board of Directors shall determine shall be afforded the protection of this indemnification provision (including, but not limited to, a person who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent (or in like capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise), to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended.

     Section 10. Limitation of Liability of Directors. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders or any of them for monetary damages for breach of fiduciary duty as a director.

     Section 11. Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter provided by law, and all rights conferred herein on stockholders, directors, and officers are subject to this reserved power; provided that any amendment, alteration, change, or repeal which reduces or limits the exculpation or indemnification of the persons referred to herein, or which adversely affects (from the point of view of the director) any limitation on the personal liability of a director, shall apply prospectively only and shall not be given retroactive effect.

     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true, and accordingly has hereunto set his hand on August 9, 1996.



                                            /s/Steven J. Glusband
                                            ---------------------
                                            Steven J. Glusband, Incorporator